EXHIBIT 99.2

PCX HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

TABLE OF CONTENTS

Unaudited Condensed Consolidated Balance Sheet as of June 30, 2005

Unaudited Condensed Consolidated Statements of Operations for the Six Months
Ended June 30, 2005 and 2004

Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended
June 30, 2005 and 2004

Notes to Unaudited Condensed Consolidated Financial Statements

PCX HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

In thousands, except share amounts

June 30, 2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents (including resale agreements of $6,640)	$6,750
Restricted cash	52,694
Investment in Archipelago common stock, available-for-sale	64,039
Receivable from Archipelago for SEC fees	12,430
Deferred income taxes	5,959
Other current assets	8,488

Total current assets	150,360

Property and equipment—net	26,008
Deferred income taxes	23,322
Other assets	1,688

TOTAL ASSETS	$201,378

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$9,851
Payable for SEC fees	65,056
Deferred revenues	17,823
Other current liabilities	2,925

Total current liabilities	95,655

Deferred Archipelago revenues	10,216
Deferred income taxes	37,837
Other liabilities	3,544

Total liabilities	147,252

Commitments and contingencies (Note 4)

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value; 1,000,000 shares authorized, 570,690 issued and 560,690 outstanding	6
Additional paid-in-capital	25,800
Retained earnings	1,098
Treasury stock, $0.01 par value, 10,000 shares	(1,189)
Unamortized stock based compensation	(573)
Accumulated other comprehensive income	28,984

Total shareholders’ equity	54,126

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$201,378

See notes to unaudited condensed consolidated financial statements.

PCX HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In thousands

	Six Months Ended June 30,
	2005	2004

REVENUES:
Transaction fees and data service charges	$20,601	$16,728
Archipelago revenue:
Original consideration amortization	6,810	6,810
Regulatory oversight	1,422	1,163
Regulatory and registration fees	5,411	4,911
Other	5,202	5,552

Total revenues	39,446	35,164

EXPENSES:
Compensation and other employee expenses	15,613	14,409
Depreciation and amortization	6,901	6,332
Facilities	2,375	2,453
Professional services	1,765	1,771
Communications	1,774	1,693
Equipment	1,358	1,941
Outside data processing services	2,261	1,259
Travel expenses	235	331
Loss on disposition of fixed assets	265	39
Change in estimate - class action lawsuit	(1,750)	18
General and administrative expenses	3,507	3,038

Total expenses	34,304	33,284

INCOME FROM OPERATIONS	5,142	1,880

Interest income	59	15
Equity in net income of Archipelago	—	1,788

INCOME BEFORE PROVISION
FOR INCOME TAXES	5,201	3,683

PROVISION FOR INCOME TAXES	2,233	2,738

NET INCOME	$2,968	$945

See notes to unaudited condensed consolidated financial statements.

PCX HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands

	Six Months Ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$128	$(1,521)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment, furniture and leasehold improvements	(2,584)	(2,057)
Capitalized costs of developing software for internal use	(1,997)	(2,457)
Proceeds from sale of property and equipment	385	—

Net cash used in investing activities	(4,196)	(4,514)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments under capital lease obligations	(1,160)	(365)

Net cash used in financing activities	(1,160)	(365)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,228)	(6,400)

CASH AND CASH EQUIVALENTS—Beginning of period	11,978	14,921

CASH AND CASH EQUIVALENTS—End of period	$6,750	$8,521

See notes to unaudited condensed consolidated financial statements.

PCX HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

1.                      ORGANIZATION AND BASIS OF PRESENTATION

PCX Holdings, Inc. (the “Company”) is a Delaware corporation that is the parent company for the Pacific Exchange, Inc. (the “PCX”), incorporated in Delaware, the Pacific Clearing Corporation (“PCC”), incorporated in the State of California, and PCX Equities, Inc. (“PCXE”), incorporated in Delaware.

The PCX is a registered securities exchange, where trading permit holders interact in an auction market to buy and sell securities (equities securities and options contracts). PCX provides its option trading permit holders with the facilities, systems and products for trading. As a self-regulatory organization (“SRO”), the PCX regulates the activities of its equities and options trading permit holders. On July 12, 2000 the PCX entered into an agreement (“the Agreement”) with Archipelago Holdings, LLC (“Archipelago”) to create the Archipelago Exchange, which, as of March 21, 2002 began trading equities under the PCX’s regulatory oversight auspices, as a facility of the PCX. Archipelago’s primary business activity includes the operation of the Archipelago Exchange, an all-electronic stock market trading in NYSE, NASDAQ, AMEX, and PCX listed stocks (see Note 2). Prior to March 21, 2002, PCC provided clearing related services to specialists on the floor of the PCXE and PCXE operated an equities trading floor in San Francisco and Los Angeles. Subsequent to that date, PCC provides certain clearing services related to Archipelago and PCXE provides regulatory oversight services to Archipelago.

The accompanying unaudited condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America. The financial statements include the accounts of the Company and its wholly owned subsidiaries PCX, PCXE and PCC. Intercompany balances and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted; however, management believes that the disclosures are adequate to make the information presented not misleading.

These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto as of and for the year ended December 31, 2004 that are included elsewhere in this report. The Company’s results for any interim period are not necessarily indicative of results for a full year or any other interim period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include amounts for litigation, stock-based compensation, income taxes, capitalized internal use software development costs, the estimated life of the Archipelago Agreement, and the useful lives of property, equipment and software.

2.                      ARCHIPELAGO

Investment— In August 2004, the Company was required to change the accounting method for its investment in Archipelago from the equity method of accounting in accordance with the requirements of APB 18, The Equity Method of Accounting for Investments in Common Stock, (“APB 18”) to a fair value based method as prescribed by SFAS 115, Accounting for Certain Investments in Debt and Equity

Securities (“SFAS 115”) because of underlying changes in the investment. The Company previously utilized the equity method of accounting because Archipelago was a Limited Liability Company (“LLC”) pass through entity similar to a partnership where income and loss flows through to the underlying members. This accounting is consistent with the guidance prescribed in EITF D 46, Accounting for Limited Partnership Investments. On August 11, 2004, Archipelago became a C Corporation and a publicly traded enterprise and thus no longer was a pass through entity. On the date of Archipelago’s conversion, the Company ceased equity accounting and began accounting for its 4.6 percent investment in Archipelago as an Available-for-Sale (“AFS”) equity security. AFS securities are recorded at market value on the balance sheet with changes in the securities market value recorded as a component of other comprehensive income (net of tax) in the Statement of Changes in Members’ and Stockholders’ Equity. In accordance with APB 18, the Company’s carrying value on the date the Archipelago investment became readily marketable remained and became the cost basis for measuring changes in fair value. The gross market value of the Company’s investment in Archipelago as of June 30, 2005 was $64.0 million with a gross unrealized gain of $48.2 million ($29.0 million net of tax). The unrealized gain for the six months ended June 30, 2005 was $29.5 million ($17.8 million net of tax), which was reflected as a component of other comprehensive income (see Note 3).

Regulatory Oversight—In connection with the Agreement between Archipelago and the PCX, Archipelago has agreed to reimburse the PCX for costs incurred in its regulatory oversight duties plus a profit margin. Per the Agreement, this amount is reduced by a portion of regulatory and registration fee revenue that the PCX receives from the National Association of Security Dealers. For the six months ended June 30, 2005, the PCX recognized $1.4 million of revenue representing this net amount. This revenue is included in Archipelago revenue—regulatory oversight. The expenses associated with regulation are included in general and administrative expenses.

Receivable and Payable with Archipelago—As of June 30, 2005, the PCX had a receivable from Archipelago of $12.4 million, representing SEC fees charged to customers of the Archipelago Exchange based on the market value of securities traded. These fees are assessed to customers under Section 31 of the Securities and Exchange Act of 1934 and recover the costs incurred by the SEC for supervising and regulating the securities markets and securities professionals. These fees are payable to the SEC in September and March of each year.

Archipelago receives certain revenues, including revenues related to Consolidated Tape Association and the Consolidated Quotation System that were generated by Archipelago’s trading under PCX’s regulatory auspices. As of June 30, 2005, PCX owed Archipelago $0.3 million for certain listing and other revenues PCX collects on behalf of Archipelago. Additionally, the Company has a receivable from Archipelago for regulatory oversight of $0.6 million as of June 30, 2005.

Merger with Archipelago—On January 3, 2005, Archipelago and the Company entered into a definitive agreement under which Archipelago agreed to acquire the Company. In July 2005, the terms and conditions of the original agreement were amended and restated.  On September 26, 2005, Archipelago completed the acquisition of the Company for approximately $90.9 million in cash consisting of: (i) $66.3 million, representing the total dollar value of 1,645,415 shares of Archipelago common stock held by the Company at the time of the closing; plus (ii) $24.6 million.

3.                      COMPREHENSIVE INCOME

The Company’s components of other comprehensive income and total comprehensive income were as follows (in thousands):

	Six Months Ended June 30,
	2005	2004

Net income	$2,968	$1,001

Other comprehensive income:

Unrealized gain on available-for-sale shares of Archipelago common stock (net of tax of $11,765 in 2005)	17,770	—

Total comprehensive income	$20,738	$1,001

4.                      COMMITMENTS AND CONTINGENCIES

Many aspects of the securities industry, generally, and the business of PCX, specifically, involve substantial risk of liability. In recent years, there has been an increase in litigation and arbitration involving equities and options exchanges in the United States. Such exchanges are exposed to substantial liability under federal and state securities and other laws. PCX is, from time to time, involved in proceedings with, and investigations by, governmental agencies.

PCX has been involved in lawsuits and investigations relating to the options listing practices of national exchanges in the United States. On September 6, 2000, PCX entered into a settlement with the SEC, without admitting or denying the findings, relating to the alleged failure to properly enforce its rules, in violation of Section 19(g) of the Exchange Act. On September 11, 2000, the SEC issued an Order Instituting Public Administrative Proceedings, Making Findings and Imposing Remedial Sanctions (“SEC Order”).

Pursuant to the SEC Order, the nation’s four largest options exchanges, including PCX, were censured and mandated to comply with certain undertakings that significantly amend its reporting and regulatory obligations.

PCX also reached a settlement, which became a final judgment on December 6, 2000, with the United States Department of Justice (“DOJ”) in a dispute based on the same set of alleged facts underlying the SEC matter, namely the options listing practices of the national options exchanges, including PCX. Through the settlement, PCX made no payment of any fine or other direct monetary penalty but agreed not to engage in certain anti-competitive practices. PCX has implemented an antitrust compliance program. In addition, DOJ has the right to inspect PCX for ten years from the date of the Order for compliance with the terms of the settlement. During this ten-year period, PCX will submit reports regarding its listing decisions and its enforcement efforts against anticompetitive harassment.

On May 4, 2000, PCX entered into a proposed settlement in a civil class action filed in the United States District Court for the Southern District of New York, which was based on substantially the same alleged facts as the SEC and DOJ actions discussed above. Without admitting any of the material allegations of the complaint, PCX agreed to refrain from certain anticompetitive conduct relating to its options listing practices. In addition, PCX agreed to pay an amount not to exceed $4.5 million to fully resolve this class action lawsuit, with $1.0 million of that amount having been paid in May 2000. As a result, an expense of $4.5 million and a remaining liability of $3.5 million were recorded in 2000. Under the terms of the proposed settlement, the remaining payments were to be made in three installments, the first two payments totaling $2.0 million becoming due three days and 63 days after PCX receives notice of the Court’s entry of an order preliminarily approving the class action settlement. The final payment of $1.5 million would be due on the third business day after PCX receives notice of the Court’s entry of judgment finally approving the settlement of the class action. The proposed settlement provides that PCX will receive a return of 50 percent of its contributions to the settlement fund, less certain expenses, in the event that the claims against the exchange defendants are dismissed, and such dismissal is no longer subject to appeal. In addition, in the event that no preliminary or final court approval of the class action settlement in accordance with the terms of the settlement agreement is obtained, no further payments are due from PCX.

On January 9, 2003, the United States Court of Appeals for the Second Circuit affirmed the District Court’s grant of summary judgment for the defendants dismissing plaintiffs’ claims in their entirety, but vacated the District Court’s order refusing to entertain approval of the settlements.

On February 10, 2003, the class plaintiffs filed a petition for rehearing by the entire Second Circuit Court. This petition was denied and plaintiffs had until June 12, 2003, to file a petition to certify with the U.S. Supreme Court. This deadline passed without the filing of such petition. In September 2003, PCX received a check for $482 thousand representing the return of 50 percent of its contributions to date, less certain expenses. On February 11, 2004, plaintiffs moved the court for approval of the proposed settlement, which PCX subsequently opposed. Accordingly, expenses for the period ended December 31, 2003, were reduced by $2.25 million and the resultant accrued liability balance related to the unpaid settlement amount was reduced to $1.75 million.

On July 8, 2005, the judge in the litigation signed a Memorandum and Order deciding that PCX has no further payment obligations.  The Memorandum and Order preliminarily approved the settlement agreement, and ordered that PCX’s obligation for further payments was discharged.  As a result of this Memorandum and Order, management of PCX Holdings believes the likelihood for additional liability for this matter is remote, and accordingly PCX Holdings reduced its remaining liability of $1.75 million to zero by reducing expenses by this amount in the period ended June 30, 2005.

In October of 2003, PCX was named as a defendant in the case of The Nasdaq Stock Market, Inc. v. Archipelago Holdings, LLC et al., filed in the United States District Court for the Southern District of New York. The complaint alleges that the Archipelago Exchange, LLC is improperly conducting trades in the exchange-traded fund which is identified by the symbol “QQQ,” which fund tracks the performance of the 100 largest non-financial companies whose shares are quoted on The Nasdaq Stock Market. The complaint alleges various legal theories, including improper use of trademarks, unfair competition, misappropriation of intellectual property and unjust enrichment. The complaint seeks injunctive relief and an unspecified amount of damages, and names Archipelago Holdings, LLC, PCX and PCX Equities as defendants. On September 15, 2004, the court partially granted and partially denied defendants’ motion to dismiss, dismissing all claims other than the one alleging improper use of trademarks. On November 12, 2003, Nasdaq filed a motion to amend the complaint, attempting to revive the dismissed claims. PCX, PCX Equities and Archipelago Holdings have filed opposition documents to the motion to amend, which is currently being considered by the court. On May 13, 2005 the judge issued an order staying all proceedings for nine months pending the Archipelago Holdings/NYSE transaction (See Note 5). Based on its review of the matter to date, management of PCX does not believe that this litigation will result in a material adverse effect on the financial condition, results of operations, or cash flows of PCX Holdings.

In January 2004, PCX was named as defendant in the case entitled Last Atlantis Capital LLC et al. v. Chicago Board Options Exchange, Inc. et al., filed in the United States District Court for the Northern District of Illinois. The complaint alleges that the defendants, including four other options exchanges and a number of securities brokers/dealers, engaged in certain actions in violation of the Sherman and Clayton Acts. The complaint also alleges breach of contract and fiduciary duty, violations of the antifraud provisions of the federal securities laws, and common law fraud and fraud under Illinois state law by the defendants. The complaint seeks an injunction and the award of damages including punitive damages and treble damages under the relevant provisions of the federal antitrust laws. PCX filed a motion to dismiss on June 14, 2004, which the court granted on March 20, 2005. Discovery had been stayed pending decision on the motion to dismiss. On April 13, 2005, plaintiffs moved the court for reconsideration of the order granting defendants’ summary judgment, which PCX opposed. On May 9, 2005, the judge granted defendants’ motion in part, allowing defendants until May 29, 2005 to re-plead the securities fraud claims. The plaintiffs have re-pleaded the securities laws claims, and PCX will continue to vigorously defend against this matter. Management of PCX does not believe that this litigation will result in a material adverse effect on the financial condition, results of operations, or cash flows of PCX Holdings.

On January 28, 2005, PCX was named as defendant in the case entitled Bryan Rule v. Chicago Board Options Exchange, Inc.
et al., filed in the United States District Court for the Northern District of Illinois. The complaint alleges that the defendants, including three other options exchanges and a number of securities brokers/dealers, engaged in certain actions in violation of the Sherman and Clayton Acts. The complaint also alleges breach of contract and fiduciary duty, violations of the antifraud provisions of the federal securities laws, common law fraud and fraud under Illinois state law by the defendants, and tortuous interference with plaintiff’s businesses. The complaint seeks an injunction and the award of damages including punitive damages and treble damages under the relevant provisions of the federal antitrust laws. PCX intends to vigorously defend against this matter and management of PCX does not believe that this litigation will result in a material adverse effect on the financial condition, results of operations, or cash flows of PCX Holdings.

On June 29, 2005, a former PCX employee served PCX and PCX Equities with a complaint.  The complaint alleges various forms of discrimination, retaliation, and violations of various California labor codes.  Plaintiff also alleges a California labor code claim on behalf of others similarly situated.  PCX intends to vigorously defend against this matter.

The ultimate outcome of the legal proceedings described above cannot be determined at this time, and the results of these legal proceedings cannot be predicted with certainty. There can be no assurance that these legal proceedings will not have a material adverse effect on PCX Holdings’ consolidated results of operations in any future period, depending partly on the results for that period, and a substantial judgment could have a material adverse impact on PCX Holdings’ consolidated financial condition, results of operations, or cash flows. It is the opinion of management, after consultation with outside legal counsel, that the ultimate outcome of the actions described above will not have a material adverse impact on PCX Holdings’ consolidated financial condition, results of operations, or cash flows.

5.                      MERGER OF ARCHIPELAGO WITH THE NEW YORK STOCK EXCHANGE (“NYSE”)

On April 20, 2005, Archipelago and the NYSE announced an agreement to merge in a transaction which would result in the demutualization of the NYSE, with shares of a newly-created holding company for the NYSE and Archipelago being owned by the shareholders of Archipelago and the former seat owners of the NYSE. If the Archipelago/NYSE transaction is completed, Archipelago and the Company would become indirect wholly-owned subsidiaries of the newly-created NYSE holding company. The completion of the Archipelago/NYSE merger is subject to the approval of the seat owners of the NYSE and the shareholders of Archipelago and to various regulatory approvals. If these approvals are not obtained, this transaction could be modified, significantly delayed or not occur at all.

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